SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 14, 2003

Date of earliest event reported: August 14, 2003

MAINE AND MARITIMES CORPORATION

(Exact name of registrant as specified in its charter)

Maine

(State or other jurisdiction of incorporation or organization)

333-103749

(Commission File No.)

30-0155348

(I.R.S. Employer Identification No.)

209 State Street, Presque Isle, Maine 04769

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 207-760-2499

PRESS RELEASE

For More Information Contact: Annette N. Arribas
Director of Investor Relations
Tel: 207.760.2402
Email: aarribas@maineandmaritimes.com

Presque Isle, ME, August 2003

Maine & Maritimes Corporation Announces Second Quarter Results

Maine & Maritimes Corporation ("MAM" or the "Company"), a new holding company, owns all the common stock of Maine Public Service Company ("MPS"), formerly listed on the American Stock Exchange under the ticker symbol MAP. All of the shares of MPS common stock were converted into an equal number of shares of MAM common stock. Maine & Maritimes Corporation is now listed on the American Stock Exchange under the symbol MAM. The reorganization was approved by MPS's shareholders at the annual meeting on May 30, 2003. The U.S. Securities and Exchange Commission ("SEC") had previously accepted MAM's S-4A Registration Statement for registration and the reorganization was approved by other appropriate state and federal regulatory agencies on various dates in 2003. Effective June 30, 2003, the ownership of Energy Atlantic, LLC ("EA"), an unregulated energy supply subsidiary, was transferred by Maine Public Service Company to Maine & Maritimes Corporation, and is now a direct subsidiary of MAM.

The Company announced unaudited financial results for the six months ended June 30, 2003, reporting revenues of $19.4 million for the six months ended June 30, 2003 compared with $19.5 million for the six months ended June 30, 2002. Consolidated earnings were $1.7 million compared with $2.5 million for the same period last year, and earnings per share were $1.08 compared with $1.59 a year ago. The Company incurred a loss of $235,741, or $.15 per share for the quarter ended June 30, 2003, as compared to net income of $397,345, or $.25 per share for the second quarter of 2002. Amounts shown for 2002 were reported by MPS. "Our consolidated results for the first two quarters of 2003 met our internal expectations, taking into consideration the additional expenses associated with the formation of the holding company, regulatory expenses associated with transmission & distribution rate filings, and other business expenses associated with implementation of our growth strategy. As previously reported, the conversion to a holding company structure is part of the Company's overall strategy to create long-term value and ensure our continuing competitive dividend yields," said J. Nick Bayne, President and Chief Executive Officer of Maine & Maritimes Corporation.

Ongoing efforts to contain costs positively impacted the transmission and distribution utility, resulting in an increase in earnings of $.12 per share for the first six months of 2003. The second quarter 2003 decrease to earnings of $.08 per share, as compared to the same period in 2002, was due principally to wheeling (charges collected from entities exporting power off the MPS system) and increases to depreciation expenses. A local power producer began curtailing their exports during third quarter 2002. Rate filings with the Maine Public Utilities Commission ("MPUC") and the Federal Regulatory Commission ("FERC"), as well as advisory services concerning the long-term financial strategies of the Company and ongoing costs associated with Sarbanes-Oxley compliance decreased earnings by $.16 per share for the first six months of 2003, including $.11 per share for the second quarter of 2003, when compared to the same periods in 2002.

As anticipated, expenses associated with seeking the necessary regulatory approvals, as well as incremental organizational costs associated with the new corporate structure, offset earnings by $.33 per share for the first six months of 2003, including $.23 per share for the second quarter of 2003.

In the first quarter of 2002, pursuant to a stranded cost order from the Maine Public Utilities Commission, a portion of a refund for nuclear liability insurance for Maine Yankee was recognized in earnings. Since this was a one-time event, it has resulted in a $.06 per share reduction in our first six months earnings for 2003, compared to the same period last year.

As a result of savings in salaries and benefits, the Company's unregulated subsidiary, Energy Atlantic, LLC, experienced an increase in earnings of $.02 per share during the second quarter of 2003, over the second quarter of 2002. EA experienced a $.08 per share decrease in earnings for the first six months of 2003, compared to the same period in 2002, primarily due to the loss of standard offer service (SOS) within Central Maine Power Company's territory, effective March 1, 2002. The current standard offer pricing in Maine, coupled with the increased credit requirements associated with acquiring wholesale supply, continue to hamper retail competitive supply sales.

Maine & Maritimes Corporation and Subsidiaries Earnings Report for the three months and six months ended June 30, 2003 and 2002 follows:

Three Months Ended June 30, (Unaudited)
	2003	2002
Maine Public Service Co. Operating Revenues	$ 6,322,628	$ 6,400,519
Energy Atlantic, LLC Operating Revenues	$ 1,698,521	$ 1,651,709
Total Operating Revenues	$ 8,021,149	$ 8,052,228

Net Income (Loss) Available for Common Shareholders	$ (235,741)	$ 397,345
Basic & Diluted Earnings (Loss) Per Common Share	$ (0.15)	$ 0.25
Average Shares Outstanding	1,574,582	1,573,782

Six Months Ended June 30, (Unaudited)
	2003	2002
Maine Public Service Co. Operating Revenues	$ 15,902,231	$ 16,000,045
Energy Atlantic, LLC Operating Revenues	$ 3,486,585	$ 3,458,583
Total Operating Revenues	$ 19,388,816	$ 19,458,628

Net Income Available for Common Shareholders	$ 1,704,503	$ 2,502,730
Basic & Diluted Earnings Per Common Share	$ 1.08	$ 1.59
Average Shares Outstanding	1,574,452	1,573,710

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Cautionary Statement Regarding Forward-Looking Information

NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation (MAM) believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of MAM; accordingly, there can be no assurance that such indicated results or events will be realized.

The information herein is qualified in its entirety by reference to factors contained in the Forward-Looking Statement of the Management's Discussion and Analysis of Financial Condition and Results of Operation in Maine Public Service Company's 10-K for the year ended December 31, 2002, and subsequent securities filings, as well as, but not necessarily limited to the following factors: the impact of recent and future federal and state regulatory changes in environmental and other laws and regulations to which MAM and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation; interest rates; general economic conditions; the performance of projects undertaken by unregulated businesses; the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued by MAM or its subsidiaries, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to MAM or its subsidiaries; financial market conditions; the effects of terrorist incidents; weather; the timing and acceptance of new product and service offerings; general industry trends; changes in business strategy and development plans; capital market conditions and the ability to raise capital; competition; and rating agency actions, among others.